Exhibit 10.19

To:	Paragon Shipping Inc.

13 September 2013

Dear Sirs,

$90,000,000 loan to Paragon Shipping Inc.

1	We refer to the Loan Agreement dated 19 November 2007 (the ‘‘Original Loan Agreement”) made between (1) yourselves as borrower, (2) the banks and financial institutions listed in schedule 1 thereto as lenders, (3) UniCredit Bank AG as agent, (4) UniCredit Bank AG as arranger, (5) UniCredit Bank AG as security trustee and (5) UniCredit Bank AG as swap bank as amended and restated by a first supplemental agreement dated 25 February 2009 (the “First Supplemental Agreement”), as amended and restated by a second supplemental agreement dated 24 March 2010 (the “Second Supplemental Agreement”), as amended and supplemented by a third supplemental agreement dated 29 December 2010 (the “Third Supplemental Agreement”), as amended and supplemented by a fourth supplemental agreement dated 27 October 2011 (the “Fourth Supplemental Agreement”), as further amended and supplemented by a fifth supplemental agreement dated 30 November 2012 (the “Fifth Supplemental Agreement”) and a supplemental letter dated 18 January 2013 (the “Supplemental Letter” and, together with the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement and the Fifth Supplemental Agreement, the “Principal Agreement”), made between (inter alios) the Borrower and the Creditor Parties, relating to a secured credit facility of up to Ninety million Dollars ($90,000,000). The aggregate principal amount outstanding under the Principal Agreement as at the date hereof is $24,087,000.

2	Words and expressions defined in the Loan Agreement shall have the same meaning where used in this letter.

3	We refer to clause 2.1.2 of the Fifth Supplemental Agreement and, following your written request, we, in our capacity as Agent, for and on behalf of the Lenders, agree to extend the waiver of application of paragraph (a) of clause 12.4 of the Principal Agreement from 1 January 2014 (as already waived under the Fifth Supplemental Agreement) to 1 July 2014. For the avoidance of doubt, our agreement and extension contained in this letter shall not apply to any other paragraphs of clause 12.4.

4	Further, we, in our capacity as Agent, for and on behalf of the Lenders hereby agree that, notwithstanding any other provisions of the Facility Agreement to the contrary, the prepayment made by you to the Lenders on 13 September 2013 in the amount of $1,500,000 has been and/or shall be applied in reduction by $500,000 each, of the next three (3) repayment instalments, commencing with the repayment instalment falling due in November 2013 (but without prejudice to the right of the Borrower under clause 8.16 of the Principal Agreement, which shall be preserved on the terms specified therein, in respect of each of the fifth to twelfth (inclusive) repayment instalments referred to in clause 8.1 of the Principal Agreement, if and to the extent they are not reduced by the prepayment referred to in this paragraph 5).

5	Our agreements set out above is conditional on (a) the Borrower paying to the Agent (for the account of the Lenders) an extension fee in the amount of $60,217.50 on the date of this letter and (b) the Borrower and the other Security Parties returning a copy of this letter to us duly executed by their authorised representatives no later than the date of this letter.

6	Save as amended by this letter, all other terms and conditions of the Principal Agreement shall remain in full force and effect and this letter and the Principal Agreement shall be read and construed as one instrument.

7	Each of the Security Parties hereby confirms, acknowledges and consents to the above agreements and arrangements contained in this letter and further acknowledges and agrees that each of the Finance Documents to which each is a party will remain in full force and effect notwithstanding the above agreements and arrangements contained in this letter.

8	This letter is a Finance Document.

9	Please confirm your agreement to the terms of this letter by signing and returning a copy of this letter.

10	This letter and any non-contractual obligations connected with this letter are governed by English law.

Yours faithfully
/s/ Vassilis Mantzavinos	/s/ Pericles Lykoudis
For and on behalf of UNICREDIT BANK AG as Agent	For and on behalf of UNICREDIT BANK AG as Agent

We hereby acknowledge and agree to the terms of this letter.

/s/ Michael Bodouroglou
Michael Bodouroglou, President/Chairman/CEO
For and on behalf of PARAGON SHIPPING INC. as Borrower

We hereby acknowledge and agree to the terms of this letter.

/s/ Michael Bodouroglou	/s/ George Skrimizeas
Michael Bodouroglou Directors For and on behalf of FRONTLINE MARINE COMPANY as Owner	George Skrimizeas

We hereby acknowledge and agree to the terms of this letter.

/s/ Michael Bodouroglou	/s/ George Skrimizeas
Michael Bodouroglou Directors For and on behalf of TRADE FORCE SHIPPING S.A. as Owner	George Skrimizeas

We hereby acknowledge and agree to the terms of this letter.

/s/ George Skrimizeas	/s/ Maria Stefanou
George Skrimizeas Directors For and on behalf of OPERA NAVIGATION CO as Owner	Maria Stefanou

We hereby acknowledge and agree to the terms of this letter.

/s/ George Skrimizeas	/s/ Maria Stefanou
George Skrimizeas Directors For and on behalf of ALLSEAS MARINE S.A. as Approved Manager	Maria Stefanou

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